Exhibit 5.1

[LETTERHEAD OF BALL CORPORATION]

May 7, 2025

Ball Corporation
9200 W. 108th Circle

P.O. Box 5000
Westminster, Colorado 80021

Re:	Ball Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

I am Vice President, Associate General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, without par value, of the Company (“Common Stock”); (ii) shares of preferred stock, without par value, of the Company (“Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under the Indenture, dated as of November 27, 2015 (the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”), which is filed as an exhibit to the Registration Statement; (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein and (v) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (“Guarantees”) and the sale from time to time of shares of Common Stock by certain shareholders of the Company to be named in a prospectus supplement pursuant to Rule 415 of the Rules and Regulations (such shares of Common Stock, “Secondary Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Indeterminate Securities, Guarantees and Secondary Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

Ball Corporation
May 7, 2025

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture;

(c)	a copy of the amended articles of incorporation of the Company, as amended (the “Articles”), and of each of the other Opinion Party’s (as defined below) certificate of incorporation or certificate of formation, as applicable, as certified by the applicable secretary of state;

(d)	a copy of the bylaws of the Company, as amended and in effect as of the date hereof (the “Bylaws”), and of each of the other Opinion Party’s bylaws, as amended and in effect as of the date hereof, or limited liability company agreement or operating agreement, as applicable;

(e)	a copy of certain resolutions adopted by the board of directors of the Company, adopted on April 30, 2025, relating to the Registration Statement and the registration of the Securities and related matters; and

(f)	a specimen certificate evidencing the Common Stock.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including electronic signatures and endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

My opinions set forth below are limited to the corporate laws of the States of Delaware, Indiana and Colorado and those laws of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement (all of the foregoing being referred to as “Opined on Law”). I am a member of the Bar in the States of Indiana and Colorado, and I have relied as to matters of the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the laws of the State of New York on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the date hereof, and to be filed as Exhibit 5.2 to the Registration Statement. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Ball Corporation
May 7, 2025

As used herein, (i) “Opinion Parties” means the Company and each of the Guarantors listed on Schedule II hereto (each, an “Opinion Party”) and “Non-Opinion Party” means each of the Guarantors listed on Schedule III hereto (each, a Non-Opinion Party”) and (ii) “Transaction Documents” means the Indenture and the supplemental indentures thereto, the Guarantees, Warrant Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 5 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company and similar governing body of the Guarantors, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters, and appropriate officers of the Company and the Guarantors have taken all related action as directed by or under the direction of the Board of Directors of the Company or similar governing body of the Guarantors, as the case may be; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Articles and organization documents of the Guarantors so as not to violate any applicable law, the Articles or Bylaws or organizational documents of the Guarantors, or result in a default under or breach of any agreement or instrument binding upon the Company or any Guarantor or their respective properties, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor or their respective properties.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

(1)            With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (c) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

Ball Corporation
May 7, 2025

(2)            With respect to any Guarantee of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Offered Debt Securities of such series (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Guarantees and related matters have been approved and established in conformity with the applicable Transaction Documents, (c) certificates (if any) evidencing the Offered Guarantees and the certificates evidencing the Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and (d) such Debt Securities have been issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor, the Offered Guarantees will constitute valid and binding obligations, of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

(3)            With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied and (b) certificates in the form required under the Indiana Business Corporation Law, as amended (the “IBCL”), representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof, if any. In rendering the opinion set forth in this Paragraph 3, I have assumed that, at the time of issuance of any Offered Common Shares, (i) the Articles, the Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

(4)            With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting shares of Preferred Stock of such series (the “Offered Preferred Shares”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to adopt articles of amendment to the Articles for such Offered Preferred Shares (the “Designation Amendment”) in accordance with the applicable provisions of the IBCL; (c) the filing of the Designation Amendment with the Secretary of State of the State of Indiana has duly occurred; (d) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), including the Designation Amendment relating to the Offered Preferred Shares, and the Bylaws (as then in effect); and (e) certificates in the form required under the IBCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof, if any. In rendering the opinion set forth in this Paragraph 4, I have assumed that, at the time of issuance of any Offered Preferred Shares, (i) the Articles, the Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Preferred Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

Ball Corporation
May 7, 2025

(5)            With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following assumptions and qualifications:

(a)            I do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and governmental orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)            I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)            except to the extent expressly stated in the opinions contained herein, I have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d)            I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

Ball Corporation
May 7, 2025

(e)            I do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f)            I call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, I call to your attention that I do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g)            the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein (the “Specified Documents”) without regard to any agreement or other document referenced in any such Specified Document (including agreements or other documents incorporated by reference or attached or annexed thereto) and without regard to any other agreement or document relating to any such Specified Document that is not a Transaction Document;

(h)            I have assumed that the choice of New York law to govern any Transaction Documents and that such choice is and will be a valid and legal provision;

(i)            I have assumed that subsequent to the effectiveness of the Indenture and immediately prior to the issuance of any series Offered Debt Securities, the Indenture has not been amended, restated, supplemented or otherwise modified in any way that affects or relates to such series of Offered Debt Securities other than by the applicable Transaction Documents relating to such series of Offered Debt Securities;

(j)            I do not express any opinion with respect to the enforceability of any provisions contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(k)            I do not express any opinion with respect to the enforceability of any provision contained in the Offered Guarantees or the related Transaction Documents to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the Offered Guarantees; and

(l)            to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law Sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

Ball Corporation
May 7, 2025

In addition, in rendering the foregoing opinions I have also assumed that:

(a)            each Non-Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents to which such Non-Opinion Party is a party;

(b)            each Non-Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents to which such Non-Opinion Party is a party;

(c)            neither the execution and delivery by the Company and each Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, or any other comparable organizational document of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or any Guarantor or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that I do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)            neither the execution and delivery by the Company or any Guarantor of the Transaction Documents to which the Company or such Guarantor is a party nor the performance by the Company and such Guarantor of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

I hereby consent to the use of my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. I also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Todd A. Mikesell
Todd A. Mikesell
Vice President, Associate General Counsel

Schedule I

Ball Advanced Aluminum Technologies Corp.

Ball Asia Services Limited

Ball Beverage Can Americas Inc.

Ball BP Holding Company

Ball Container LLC

Ball Corporation

Ball Glass Containers, Inc.

Ball Holdings LLC

Ball Inc.

Ball Metal Beverage Container Corp.

Ball Metal Container Corporation

Ball Packaging, LLC

Ball Pan-European Holdings, LLC

Latas de Aluminio Ball, Inc.

Rexam Beverage Can Company

USC May Verpackungen Holding Inc.

Schedule II

Ball Packaging, LLC, a Colorado limited liability company

Ball Metal Container Corporation, an Indiana corporation

Ball Metal Beverage Container Corp., a Colorado corporation

Schedule III

Ball Advanced Aluminum Technologies Corp., a Delaware corporation

Ball Asia Services Limited, a Delaware corporation

Ball Beverage Can Americas Inc., a Delaware corporation

Ball BP Holding Company, a Delaware corporation

Ball Container LLC, a Delaware limited liability company

Ball Corporation, a Nevada corporation

Ball Glass Containers, Inc., a Delaware corporation

Ball Holdings LLC, a Delaware limited liability company

Ball Inc., a Delaware corporation

Ball Pan-European Holdings, LLC, a Delaware limited liability company

Latas de Aluminio Ball, Inc., a Delaware corporation

Rexam Beverage Can Company, a Delaware corporation

USC May Verpackungen Holding Inc., a Delaware corporation